Exhibit 99.1
Corporate Media Contact:
Kate Wilkinson
Manning, Selvage and Lee
323-866-6025
Kate.wilkinson@mslworldwide.com
Investor Relations Contact:
Cheryl Monblatt Allen
Artes Medical, Inc.
858-550-9999
callen@artesmedical.com
ARTES MEDICAL’S BOARD OF DIRECTORS UNANIMOUSLY REAFFIRMS
ITS OPPOSITION TO NON-MANAGEMENT PROXY STATEMENT AND REJECTS NON-
MANAGEMENT PROPOSALS
          San Diego, Calif., October 22, 2008 — Artes Medical, Inc. (Nasdaq: ARTE), a medical aesthetics company, today announced that its Board of Directors unanimously opposes the non-management proxy statement filed by H. Michael Shack and has determined that the Shack proposals are not in the best interests of the Company or its stockholders.
          At the Company’s 2008 Annual Meeting of Stockholders, scheduled for October 30, 2008, the Company’s stockholders will be asked to elect two directors. The Board has nominated two highly qualified and seasoned individuals, both of whom currently serve on the Company’s Board, understand the complexities of the Company’s business and are committed to the pursuit of maximizing value for all of the Company’s stockholders.
          An investor group led by a dissident stockholder, Shack, has proposed a slate of hand-picked nominees in opposition to the Board’s nominees, as well as amendments to the Company’s Bylaws. The investor group’s proposals are legally deficient and do not comply with requirements under the Company’s Bylaws and Delaware General Corporate Law. Additionally, the assertions made in the investor group’s proxy statement are inaccurate or distort the factual record. Further, their actions have already caused the Company to make unplanned cash expenditures that would have been available for other more productive uses. The Company’s Board believes it is in the best interests of all stockholders for the dissident stockholder to withdraw his proxy solicitation.
Artes Medical Strategic Plan
          The Company’s Board remains firmly committed to promoting the Company’s success and increasing the value of the Company to its stockholders. The Board’s immediate goals are to (i) raise funds to support the Company’s operations and product acquisition plans, (ii) accelerate the growth and acceptance of the Company’s products among physicians and patients, (iii) expand the Company’s current product portfolio to include additional new and innovative medical aesthetic products that can be cost-effectively marketed and sold through its national sales team and (iv) further leverage the Company’s already established commercial infrastructure.
Recent Developments
          The Company has recently completed several initiatives to drive long-term stockholder value, including:
•	The Company increased its ArteFill revenues to $3.2 million for the quarter ended June 30, 2008, an increase of $1.1 million, or 52%, over ArteFill revenues of $2.1 million from the quarter ended June 30, 2007. This growth in ArteFill sales reflects the positive impact of the Company’s recently expanded team of sales representatives and its new consumer outreach programs.

•	In July 2008, the Company announced a distribution agreement with Anika Therapeutics Inc. covering its marketing and sale of Elevess™, a new FDA-approved hyaluronic acid based dermal filler. With both ArteFill and Elevess, the Company is now uniquely positioned to deliver a full spectrum of wrinkle treatments for the growing facial aesthetics market.

•	Earlier this year, the Company instituted a plan to significantly reduce certain administrative and operating costs in order to create a stronger business model and increase overall stockholder value.

•	In an effort to establish a stronger Board and management team and to allow the Company to adjust to the ever-changing economic and competitive landscapes, the Company recently announced the addition of Michael Green as our Chief Financial Officer and Chief Operating Officer, as well as Todd Davis and Douglas Abel to the Company’s Board. These executives bring extensive experience to the Company in the aesthetics, medical device, and healthcare industries. In addition, the Company is actively engaged in a search for a qualified Chief Executive Officer to lead the Company into the next phase of growth.

•	In September, the Company completed a financing transaction, raising approximately $2.4 million from a private placement of its common stock and related warrants. The Company intends to raise additional capital to enable it to make the required investments to grow its business.
Artes Medical’s Board is Experienced and Highly Qualified
          The Company’s existing Board is comprised of seasoned executives, who are well-respected and bring proven leadership and business acumen to Artes Medical. Many of the Company’s directors have served for several years and understand the Company’s business and the challenges it faces and have helped develop the strategy the Company implemented to address those challenges to benefit all stockholders. The more recently added Board members have extensive business experience and are highly qualified executives, and all bring specific industry or functional experience and insight to the Board. Of the Company’s seven Board members, all but one are independent, non-employee directors.
          The Board believes the two director nominees are crucial to the success of Artes Medical, and it is requesting each of the Company’s stockholders to protect their investment by voting for the Board’s director nominees at the Annual Meeting.
About Artes Medical, Inc.
          Artes Medical is a medical aesthetics company focused on developing, manufacturing and commercializing a new category of aesthetic injectable products for the dermatology and plastic surgery markets. The Company’s flagship product, ArteFill, is being marketed to men and women as a treatment option for the correction of nasolabial folds. Additional information about Artes Medical and ArteFill is available at www.artesmedical.com and www.artefill.com.
Forward-Looking Statements
          This press release contains forward-looking statements that are based on the Company’s current beliefs and assumptions and on information currently available to its management and Board of Directors. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. As a result of these risks, uncertainties and other factors, which include the Company’s history of net losses, its ability to timely raise additional funds to support its operations and future product acquisition plans, its ability to manage its operating expenses, its reliance on sales of ArteFill and Elevess, its future receipt of FDA approval to extend the efficacy period of ArteFill beyond six months and eliminate the skin test requirement, and the risk that the Company’s revenue projections may prove incorrect because of unexpected difficulty in generating sales and market acceptance of ArteFill and Elevess, readers are cautioned not to place undue reliance on any forward-looking statements included in this letter to stockholders. A more extensive set of risks and uncertainties is set forth in the Company’s SEC filings available at www.sec.gov. These forward-looking statements represent beliefs and assumptions only as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.
Important Additional Information
          On September 30, 2008, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2008 annual meeting of stockholders (the “Proxy Statement”). The Company has mailed the Proxy Statement to its stockholders. The Proxy Statement contains important information about the Company and the annual meeting. The Company’s stockholders are urged to read the Proxy Statement carefully. Stockholders can obtain a copy of the Proxy Statement and other documents filed by the Company with the SEC in connection with its 2008 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the Investor Relations section of the Company’s website at www.artesmedical.com. The Company, its directors and its executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the Company’s 2008 annual meeting of stockholders. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement.
Artes Medical® and ArteFill® are registered trademarks of Artes Medical, Inc.